UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2011

ESSA Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-33384	20-8023072
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

200 Palmer Street, Stroudsburg, Pennsylvania	18360
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (570) 421-0531

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2011, ESSA Bancorp, Inc. (“ESSA”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with First Star Bancorp, Inc. (“First Star”), pursuant to which First Star will merge with and into ESSA, and First Star Savings Bank (“First Star Bank”) will merge into ESSA Bank & Trust (“ESSA Bank”). The transaction is valued at approximately $24.2 million, or approximately $11.20 per share, based on ESSA’s closing price of $10.50 per share on December 21, 2011.

Under the terms of the Merger Agreement, stockholders of First Star will receive, at their election, cash or shares of stock of ESSA, subject to the total aggregate consideration being paid 50% in cash and 50% in ESSA common stock. If ESSA’s closing price, as defined in the Merger Agreement, is between $9.77 per share and $11.94 per share, First Star’s shareholders will receive a fixed exchange ratio of 1.0665 per share. If ESSA’s closing price is between $11.94 per share and $13.02 per share, First Star’s shareholders will receive a fixed price valued at $12.73 per share in either ESSA common stock or cash. If ESSA’s closing price is between $8.68 per share and $9.77 per share, First Star’s shareholders will receive a fixed price valued at $10.42 per share in either ESSA common stock or cash. If ESSA’s closing price is above $13.02 per share, First Star’s shareholders will receive a fixed exchange ratio of 0.9780, or the cash equivalent thereof; or if ESSA’s closing price is below $8.68 per share a fixed exchange ratio of 1.2004, or the cash equivalent thereof.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the shareholders of First Star. The merger is currently expected to be completed in mid-2012.

The directors of First Star have agreed to vote their shares in favor of the approval of the Merger Agreement at the shareholders’ meeting to be held to vote on the proposed transaction. Joseph T. Svetik, President and CEO of First Star, will be appointed to the Boards of Directors of ESSA and ESSA Bank & Trust. If the merger is not consummated under certain circumstances, First Star has agreed to pay ESSA a termination fee of $875,000.

The Merger Agreement also contains usual and customary representations and warranties that ESSA, ESSA Bank, First Star, and First Star Bank made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between ESSA, ESSA Bank, First Star, and First Star Bank, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties may have been used to allocate risk between ESSA, ESSA Bank, First Star, and First Star Bank rather than establishing matters as facts.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety. A copy of a news release dated December 22, 2011, announcing the merger is included as Exhibit 99.1 to this Form 8-K.

ESSA will be filing a registration statement containing a proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. First Star stockholders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about ESSA and First Star and the proposed transaction. When available, copies of this proxy statement/prospectus will be mailed to First Star stockholders. Copies of the proxy statement/prospectus may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to ESSA Bancorp, Inc., Attention – Investor Relations Department, 200 Palmer Street, PO Box L, Stroudsburg, PA 18360 or on its web site at www.essabank.com, or to First Star Bancorp, Inc., 418 West Broad Street, Bethlehem, PA 18018 or on its web site at www.firststarbank.com. Copies of other documents filed by ESSA with the SEC may also be obtained free of charge at the SEC’s web site or by directing a request to ESSA at the address provided above.

Additional Information for Shareholders

ESSA, ESSA Bank, First Star, and First Star Bank and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of First Star in connection with the proposed merger. Information about the directors and executive officers of ESSA is set forth in the proxy statement, dated January 28, 2011, for ESSA’s 2011 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of First Star is set forth in the proxy statement, dated October 1, 2011, for First Star’s 2011 annual meeting of stockholders as found on First Star’s web site at www.firststarbank.com. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus when it becomes available.

Forward Looking

Certain statements contained in this current report on Form 8-K that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of ESSA and First Star. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating ESSA, ESSA Bank, First Star, and First Star Bank, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which ESSA, ESSA Bank, First Star, and First Star Bank are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that First Star files with its regulators.

Item 7.01	Regulation FD Disclosure

The Company has made available a slide presentation related to the merger. The slide presentation is included as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 21, 2011, by and between ESSA Bancorp, Inc., ESSA Bank & Trust, First Star Bancorp, Inc., and First Star Savings Bank

Exhibit 99.1	News Release announcing the merger, dated December 22, 2011

Exhibit 99.2	Presentation Concerning the ESSA Bancorp, Inc.—First Star Bancorp, Inc. Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ESSA BANCORP, INC.

DATE: December 22, 2011	By:	/s/ Gary S. Olson
Gary S. Olson, President and
Chief Executive Officer